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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the inclusion of our report dated 8 October 1999 with respect to the combined balance sheets of Racal Telecommunications Limited, Racal Telecommunications Networks Limited, Racal Internet Services Limited and Racal Telecommunications Inc. (collectively "Racal Telecom") as of 31 March 1999 and 1998 and the combined results of their operations and cashflows for each of the years in the three-year period ended 31 March 1999, incorporated by reference into this Registration Statement on Form S-8 of Global Crossing Ltd.


                                               Yours faithfully

                                               /s/ Deloitte & Touche
                                               -------------------------------
                                                   Deloitte & Touche
London, England

January 14, 2000